U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Date of Report: February 14, 2006

I.C. ISAACS & COMPANY, INC.
(Exact name of issuer as specified in its charter)

Delaware	0-23379	52-1377061
(State or Other Jurisdiction of	(Commission File	(IRS Employer
Incorporation or Organization)	Number)	Identification No.)

3840 Bank Street, Baltimore, Maryland 21224-2522
(Address and Zip Code of Principal Executive Offices)

(410) 342-8200
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 14, 2006, without admitting or denying any liability, we settled the arbitration proceedings commenced against us and our wholly owned subsidiary, I.C. Isaacs & Company, L.P. (the “L.P.”) by Daniel Gladstone, a former executive. Pursuant to the settlement, the L.P. has paid the sum of $1.75 million and has agreed to pay certain additional litigation-related expenses.

Also on February 14, 2006, we issued a press release announcing the settlement of the arbitration proceedings, its expected effects on 2005 per share earnings and an update to our earnings guidance for 2006. Such press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

The following financial statements, pro forma financial information and exhibits have been filed as part of this Report:

(a) Financial Statements — none

(b) Pro forma financial information — none

(c) Exhibits

Number   Description

99.1     Press release of I.C. Isaacs & Company, Inc. issued February 14, 2006

Signature

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

I.C. Isaacs & Company, Inc.

Dated: February 14, 2006	By:	/s/ Peter J. Rizzo
Peter J. Rizzo, Chief Executive Officer

Exhibit Index

Number   Description

99.1     Press release of I.C. Isaacs & Company, Inc. issued February 14, 2006